Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-196529) pertaining to the DNOW Inc. Long-Term Incentive Plan of our reports dated February 15, 2024, with respect to the consolidated financial statements of DNOW Inc. and the effectiveness of internal control over financial reporting of DNOW Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

By:	/s/ Ernst & Young LLP
Houston, Texas
February 15, 2024